Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2025, relating to the financial statements of Dyne Therapeutics, Inc. and the effectiveness of Dyne Therapeutics, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Dyne Therapeutics, Inc. for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
February 27, 2025